Exhibit 10.55

FOURTH AMENDMENT TO CONAGRA LEASE

This Fourth Amendment to Conagra Lease is made as of October 2007 (“Amendment”) by and between TCAM CORE PROPERTY FUND OPERATING LP, a Delaware limited partnership (“Landlord”) and BUMBLE BEE FOODS, LLC, a Delaware limited liability corporation (“Tenant”).

RECITALS:

A. Pursuant to a Lease dated December 20, 2001, executed by Pacific Oceanside Holdings, L.P., a California limited partnership as landlord and Conagra Foods, Inc., a Delaware corporation as tenant, (“Original Lease”), as amended by First Amendment to Lease dated February 21, 2003, Second Amendment to Lease dated April 24, 2003, Assignment and Assumption Agreement dated May 19, 2003 and Landlord Consent dated May 15, 2003 and Third Amendment to Conagra Lease/Fifth Amendment to Bank of California Lease dated September 27, 2006 (collectively the “Lease”), Landlord is the Successor Landlord and Tenant is the Successor Tenant for the following Suites in the Building known as 9655 Granite Ridge Drive, San Diego, California 92123: Suites 100, 120, 200, 245, 250 and 260 (collectively the “9655 Premises”).

B. Landlord and Tenant desire to supplement the Lease to include Suite 310 in the Building known as 9645 Granite Ridge Road, San Diego, California (“Suite 310”), provided that the leasing of Suite 310 shall be on a month-to-month basis upon the rent and other terms described herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. All capitalized terms and phrases not otherwise defined herein shall have the meanings set forth in the Lease.

2. Premises. As of the date hereof, the Premises occupied by Tenant shall consist of the 9655 Premises and Suite 310.

3. Suite 310 Lease Term. Tenant’s occupancy of Suite 310 shall be on a month-to-month basis, which may be terminated by either party on fourteen (14) days written notice to the other party.

4. Suite 310 Base Monthly Rent. The Basic Monthly Rent for Suite 310 shall be $4,000.00. Such Basic Monthly Rent shall be payable in advance, without deduction, set off, prior notice or demand, on or before the first calendar month of the term, with the first month’s rental payable upon Tenant’s execution of this Amendment. The parties agree that the Amendment covers Tenant’s occupancy from October 1, 2007, such that a pro rata portion of the Basic Monthly Rent for Suite 310 is due for the balance of October, 2007. Such amount shall be payable by Tenant upon execution of this Amendment.

5. Suite 310 As Is Condition. Tenant acknowledges and agrees that Tenant has accepted occupancy of Suite 310 in its “as is” condition and repair, provided further that Landlord has no obligation or liability to make or perform any repairs to Suite 310, notwithstanding any provisions in the Lease to the contrary.

6. Suite 310 Utilities. Tenant will pay when due all bills for gas, water, electricity and other utilities used on Suite 310.

7. No Suite 310 Parking Rights. Notwithstanding any terms in the Lease to the contrary, Tenant shall not be entitled to any additional parking rights as a result of Tenant’s occupancy of Suite 310.

8. Brokerage Commission. Each party represents and warrants that no brokers are involved in this transaction. Tenant will protect, defend, indemnify, and hold Landlord harmless from any other brokerage commission or finder’s fee in connection with the consummation of this Amendment, and from any other cost or expense (including attorney fees) incurred by Landlord in connection with any claim for any other brokerage commission or finder’s fee. The provisions of this Section shall survive the expiration or earlier termination of this Amendment.

9. 9655 Premises. No provision in this Amendment shall modify or amend the provisions of the Lease with respect to the 9655 Premises, including, without limitation, those provisions relating to Lease Term, Basic Monthly Rental, Operating Costs, and Parking, which shall remain in full force and effect.

10. Execution in Counterparts. This Amendment may be executed in one or more counterparts, each of which may be executed by one or more of the parties hereto, with the same force and effect as though all parties who executed such counterparts had executed but one instrument.

11. No Other Changes. The Lease, as amended by this Amendment, remains in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.

LANDLORD:

TCAM CORE PROPERTY FUND OPERATING LP, a Delaware limited partnership

By:	TEACHERS ADVISORS, INC.,
its authorized representative

	By:	/s/ [illegible]
Name:
Title:

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TENANT:

BUMBLE BEE FOODS, LLC, a Delaware limited liability company

By:	/s/ Kent McNeil
Name:	Kent McNeil
Title:	CFO